CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Post-effective Amendment No. 4 to Registration Statement No. 333-167481 on Form N-1a of our report for The Cushing MLP Premier Fund (the “Fund”) dated January 27, 2011 relating to the financial statements and financial highlights of the Fund, appearing in the Annual Report to Shareholders for the fiscal year ended November 30, 2010 and to the references to our firm under the heading “Financial Highlights.”

DELOITTE & TOUCHE LLP

Dallas, Texas

March 29, 2012